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                                                                    EXHIBIT 4.23

                                HINES II, INC.

                          SECOND AMENDMENT AND CONSENT
                    TO CREDIT AGREEMENT AND FIRST AMENDMENT
                              TO HOLDINGS GUARANTY


    This SECOND AMENDMENT AND CONSENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO HOLDINGS GUARANTY (this "Amendment") is dated as of March 9, 1998 and entered into by and among HINES II, INC. ("Company"), the financial institutions listed on the signature pages hereof ("Lenders") and BT COMMERCIAL CORPORATION, as Agent for Lenders ("Agent"), and is made with reference to that certain Credit Agreement dated as of December 16, 1997, as amended by that certain First Amendment to Credit Agreement dated as of February 10, 1998 (as so amended, the "Credit Agreement") among Company, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS


         WHEREAS, Borrowers, Lenders and Holdings desire to amend the Credit Agreement and certain other Loan Documents to permit (i) Holdings to issue certain promissory notes as partial consideration for an acquisition to be made by Company, (ii) to modify the time at which each Lender shall be required to maintain the same Pro Rata Share as under the Hines I Credit Agreement and (iii) certain other amendments as provided for herein;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

         1.1  Amendments to Section 1:  Definitions

              A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in the proper alphabetical order:

              "'Alberta Ltd.' means 763427 Alberta Ltd., an Alberta corporation."

              "'Lakeland Stock Purchase Agreement' means that certain Stock Purchase Agreement dated as of March __, 1998 by and among Company and the sellers named on the signature pages thereto."
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              "'Lakeland U.S.' means Lakeland U.S., Inc., a Delaware
         corporation."

              B. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of Lakeland Canada in its entirety and substituting the following therefor:

              "means Lakeland Peat Moss Ltd., an Alberta corporation and for purposes of borrowings to be made on the Canadian Funding Date, Lakeland Canada shall also mean Alberta Ltd., a wholly owned Subsidiary of Company."

         1.2  Amendments to Section 2:  Amounts and Terms of Commitments and
              Loans

         A. Commitments. Subsection 2.1A(ii) of the Credit Agreement is hereby amended by deleting the reference to "Company" contained in the second to last sentence and substituting "Lakeland Canada" therefor.

         B. Borrowing Mechanics. Subsection 2.1B of the Credit Agreement is hereby amended (1) by adding the phrase "or Canadian Base Rate Loans" after
    (i) "Base Rate Loans" in the second sentence, (2) by replacing "(vi)" and "(vii)" with "(vii)" and "(viii)", respectively, (3) by inserting the following clause "(vi) in the case of Canadian Loans not made on the Closing Date, whether such Loans shall be Canadian Base Rate Loans or Canadian Eurodollar Rate Loans," in its appropriate numerical position and (4) by adding the phrase "or Canadian Eurodollar Rate Loans" after the phrase "(in the case of a Eurodollar Rate Loan)" in the third sentence and after the phrase "made as Eurodollar Rate Loans" in the fourth sentence.

         C. Disbursement of Funds. Subsection 2.1C of the Credit Agreement is hereby amended by adding the phrase "or Canadian Base Rate Loans, as the case may be" at the end of the second to last sentence of the last paragraph of this subsection.

         D. Rate of Interest. Subsection 2.2A is hereby amended (1) by inserting the word "Canadian" before the words "Base Rate" at its first two occurrences in subsection 2.2A(iii)(a), (2) by inserting the "Canadian" before the word "Eurodollar Rate" at its first occurrence in subsection 2.2A(iii)(b) and, as applied to the last paragraph of subsection 2.2A, (3) by inserting the word "Margin" after the words "Applicable Canadian Base Rate", (4) by replacing the phrase "more favorable to Company" with "more favorable to a Borrower", (5) by replacing the phrase "Company shall promptly pay" with "such Borrower shall promptly pay" and (6) by replacing the phrase "If Company fails" with "If a Borrower fails" at the start of the second sentence.
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         E.  Interest Periods.  Subsection 2.2B is hereby amended by replacing in the first sentence of subsection 2.2B, (1) the word "Company" with "a Borrower" and (2) the words "Company's option" with "such Borrower's option."

         F. Commitment Fees. Subsection 2.3A is hereby amended by inserting the word "Canadian" immediately before the word "Agent" in the first sentence of subsection 2.3A(iii).

         G. General Provisions Regarding Payment. Subsection 2.3C is hereby amended by inserting the word "Canadian" immediately before the word "such" in the second sentence of subsection 2.3C(iii).

         H. Compensation for Breakage or Non-Commencement of Interest Periods. Subsection 2.6D is hereby amended by replacing the word "Company" with "the applicable Borrower" in subsection 2.6D(iv).

         1.3  Amendments to Section 4:  Conditions to Issuance of Canadian Loans

         A. Lakeland Canada Documents. Subsection 4.4A is hereby amended (1) by inserting the word "Canadian" before every occurrence of the word "Lender" or "Agent" and, as applied to subsection 4.4A(i) only, (2) by deleting the first occurrence of the words "good standing" and adding immediately after the first occurrence of the word "certificate" the following phrase "of status, compliance or good standing, as applicable."

         B.  Guarantor Subsidiary Documents.  Subsection 4.4B is hereby amended
    (1) by inserting the word "Canadian" before every occurrence of the word "Lender" or "Agent" and, as applied to subsection 4.4A(i) only, (2) by deleting the first occurrence of the words "good standing" and adding immediately after the first occurrence of the word "certificate" the following phrase "of status, compliance or good standing, as applicable."

         C. Security Interests in Personal and Mixed Property. Subsection 4.4D is hereby amended (1) by inserting the phrase "other than any peat related licenses granted to Lakeland Canada or its Subsidiaries by any governmental authority, in respect of which Lakeland Canada shall have used its best efforts to obtain an assignment of such licenses or an acknowledgement of Agent's security interest in the same" immediately after the word Collateral in the first sentence of subsection 4.4D, (2) by replacing the word "and" with "and/or" in subsection 4.4D(ii) and (3) by inserting the word "Canadian" before "Lenders" in subsection 4.4D(v).

         D. Completion of Proceedings. Subsection 4.4I is hereby amended by adding the following sentence at the end thereof: "To the extent not satisfied on the Canadian Loan Funding Date and to the extent approved in writing by Agent, Lakeland Canada may deliver documents and take actions otherwise required to be delivered or taken on the Canadian Loan Funding Date within 30 days thereafter or such longer period of time as may be approved by Agent."

         1.4  Amendments to Section 6:  Borrower's Affirmative Covenants

         Subsection 6.10 is hereby amended by deleting the words "Closing Date" and substituting "Canadian Loan Funding Date" therefor.

         1.5  Amendments to Section 7:  Borrower's Negative Covenants

         Subsection 7.9 is hereby amended by inserting the clause "or leases from governmental authorities required for the peat business" immediately after the word "Subsidiaries" in subsection 7.9(i).

         1.6  Amendments to Section 8:  Events of Default

         Subsection 8.16 is hereby amended by replacing subsection 8.16 with the following:

         "8.16  Conduct of Business Relating to Holdings.

              Holdings shall not engage in any business other than (i) owning the capital stock of Company, Hines Horticulture Inc. and their respective Subsidiaries, (ii) entering into and performing its obligations under and in accordance with the Loan Documents and the Related Agreements to which it is a party, (iii) issuing preferred stock and/or stock warrants to Abbot Capital 1330 Investors 1, LP and issuing promissory notes in favor of the sellers of Lakeland Canada in connection with the acquisition of Lakeland Canada and its Subsidiaries by Company or (iv) owning as its only assets (a) the capital stock of Company, Hines Horticulture Inc. and their Subsidiaries and (b) Cash and Cash Equivalents in an amount not to exceed $100,000 at any one time for the purpose of paying general operating expenses. Holdings shall directly engage in any business or activities other than those activities necessary to discharge its obligations as a holding company for Company and Hines Horticulture Inc.;"

         Section 2.     AMENDMENT TO THE HOLDINGS GUARANTY

         Amendment to Section 4: Covenants.

         Subsection 4.4 of the Holdings Guaranty is hereby amended by replacing subsection 4.4 with the following:

         "4.4  Conduct of Business.

               Guarantor shall engage only in the business of (i) owning the capital stock of Company, Hines Horticulture Inc. and their respective Subsidiaries, (ii) entering into and performing its obligations under and in accordance with the Loan Documents and Related Agreements to which it is a party and (iii) issuing preferred stock and/or stock warrants to Abbot Capital 1330 Investors 1, LP and issuing promissory notes in favor of the sellers of Lakeland Canada in connection with the acquisition of Lakeland Canada and its Subsidiaries by Company. Guarantor shall own no assets other than (a) the capital stock of Company, Hines Horticulture Inc. and their Subsidiaries and (b) Cash and Cash Equivalents in an amount not to exceed $100,000 at any one time for the purpose of paying its general operating expenses. Guarantor shall not directly engage in any business and shall limit its activities to those activities necessary to discharge its obligations as a holding company for Company and Hines Horticulture Inc."


         Section 3.     CONSENT

         A. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Loan Parties contained herein, Lenders hereby acknowledge and consent that a Master Assignment Agreement by and among Company, Agent and Lenders reallocating each Lender's Pro Rata Share of the Commitments to equal such Lender's Pro Rata Share under the Hines I Credit Agreement will be executed as of the Canadian Loan Funding Date and not by the Closing Date as originally required under the Credit Agreement (it being understood that the date for determining the Pro Rata Share of the Commitments under the Hines I Credit Agreement of LaSalle National Bank and ABN AMRO Bank N.V., its Canadian lending Affiliate, shall be April 31, 1998 and not the Canadian Funding Date);

         B.   Without limiting the generality of the provisions of subsection
10.6 of the Credit Agreement, the consent set forth above shall be limited precisely as written and nothing in this Section 3 shall be deemed to:

         1. constitute a waiver of compliance by Company with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

         2. prejudice any right or remedy that Agent or any Lender may now have (except to the extent that such right or remedy was based upon existing defaults that will not exist after giving effect to this Section 3) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

         Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.


         Section 4.     CONDITIONS TO EFFECTIVENESS

         Section 1, 2 and 3 of this Amendment and Consent shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Second Amendment Effective Date"):

         A. On or before the Second Amendment Effective Date, Company shall deliver to Lenders (or to Agent for Lenders) executed copies of this Amendment.

         B. Agent shall have received copies of this Amendment executed by Requisite Lenders.

         C. On or before the Second Amendment Effective Date, all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.


         Section 5.       REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

         A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

         B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement has been duly authorized by all necessary corporate action on the part of Company.

         C. Signature and Incumbency. The signature and incumbency certificates of officers of Company delivered in connection with the Amendment correctly reflect, as of the Second Amendment Effective Date, the signature and incumbency of each officer of Company executing this Amendment.

         D. No Conflict. After giving effect to the amendment effected hereby, the execution and delivery by Company of this Amendment and the performance by Company do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Second Amendment Effective Date and disclosed in writing to Lenders.

         E. Governmental Consents. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         F. Binding Obligation. This Amendment has been duly executed and delivered by Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         G. Incorporation of Representations and Warranties From Credit Agreement. After giving effect to the amendments effected hereby, the representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         H. Absence of Default. After giving effect to the amendments effected hereby, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

         Section 6.  MISCELLANEOUS

         A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

         (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

         (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

         C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                       HINES II, INC.


                                       By: /s/ Paul R. Wood
                                           ----------------
                                       Title:


                                       LENDERS:

                                       BT COMMERCIAL CORPORATION, as a Domestic
                                       Lender and as Agent



                                       By: signature illegible
                                           -------------------
                                       Title: associate
                                              ---------


                                       BT BANK OF CANADA,
                                       as a Canadian Lender



                                       By: /s/ James E. Kellar V.P.
                                           ------------------------
                                       Title: Vice President



                                       By: /s/ Robert S. Vogtle
                                           --------------------
                                       Title: Vice President/ CFO
                                              -------------------


                                       BANKERS TRUST COMPANY,
                                       as an Issuing Lender


                                       By: signature illegible
                                       Title: principal
                                              ---------

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                                       HARRIS TRUST AND SAVINGS BANK,
                                       as a Domestic Lender



                                       By: /s/ Karen Knudsen
                                           -----------------
                                       Title: Vice President
                                              --------------


                                       FLEET NATIONAL BANK,
                                       as a Domestic Lender



                                       By:
                                       Title:


                                       LASALLE NATIONAL BANK,
                                       as a Domestic Lender



                                       By: /s/ Joshua Eichenhorn
                                           ---------------------
                                       Title: First Vice President
                                              --------------------


                                       NATIONSBANK OF TEXAS, N.A.,
                                       as a Domestic Lender and Canadian Lender


                                       By: signature illegible
                                           -------------------
                                       Title: vice president
                                              --------------


                                       UNION BANK OF CALIFORNIA, N.A.,
                                       as a Domestic Lender and Canadian Lender



                                       By: /s/ Martin Valencia
                                           -------------------
                                       Title: Vice President
                                              --------------

                                       BANK OF MONTREAL,
                                       as a Canadian Lender


                                       By: /s/ Merv McCune
                                           ---------------
                                       Title: Senior Account Manager
                                              ----------------------


                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       as a Domestic Lender and Canadian Lender



                                       By: signature illegible
                                       Title: vice president
                                              --------------

                                       ABN AMRO BANK CANADA, as a Canadian
                                       Lender



                                       By:
                                       Title: